Exhibit 99.1

PRESS RELEASE Contact: Derek Cole Vice President, Investor Relations 720.540.5367 dcole@allos.com

ALLOS THERAPEUTICS REPORTS FIRST QUARTER 2008 FINANCIAL RESULTS

Westminster, CO, May 7, 2008 — Allos Therapeutics, Inc. (Nasdaq: ALTH) today reported results for the first quarter of 2008.  For the three months ended March 31, 2008, the Company reported a net loss of $12.0 million, or $(0.18) per share. This compares to a net loss of $8.4 million, or $(0.14) per share, for the first quarter of 2007. For the three months ended March 31, 2008, net cash used in operating activities was $9.3 million.  Cash, cash equivalents and investments in marketable securities as of March 31, 2008 totaled $50.5 million.

“During the quarter, we continued to drive our PDX product development program in hematologic malignancies and solid tumors,” said Paul L. Berns, President and Chief Executive Officer of Allos. “In April, we completed patient enrollment in PROPEL, our SPA-approved pivotal Phase 2 trial of PDX in patients with relapsed or refractory peripheral T-cell lymphoma and we expect to report top line results of the trial by the end of 2008.  Following our review of the trial results, we intend to submit a New Drug Application for PDX for the treatment of patients with relapsed or refractory PTCL as expeditiously as possible.”

Pipeline Development Update

PDX (pralatrexate)

PDX is a novel, small molecule chemotherapeutic agent that inhibits dihydrofolate reductase, or DHFR, a folic acid (folate)-dependent enzyme involved in the building of nucleic acid, or DNA, and other processes. The Company currently has six ongoing clinical trials, including the PROPEL trial, evaluating the potential clinical utility of PDX in hematologic malignancies and solid tumor indications.

•                  Completed patient enrollment in the pivotal Phase 2 PROPEL trial in April

•                  Advanced PDX development program

•                  Advanced patient enrollment in the Phase 2b, randomized, multi-center study comparing PDX and Tarceva®(erlotinib) in patients with Stage IIIB/IV non-small cell lung cancer (NSCLC) who are, or have been, cigarette smokers who have failed treatment with at least one prior platinum-based chemotherapy regimen.

•                  Advanced patient enrollment in the Phase 1/2a, open-label, multi-center study of PDX and gemcitabine with vitamin B12 and folic acid supplementation in patients with relapsed or refractory non-Hodgkin’s lymphoma (NHL) or Hodgkin’s disease.

•                  Advanced patient enrollment in the Phase 1, open-label, multi-center study of PDX with vitamin B12 and folic acid supplementation in patients with relapsed or refractory cutaneous T-cell lymphoma (CTCL).

•                  Advanced patient enrollment in the Phase 1/2 open-label, single-center study of PDX in patients with relapsed or refractory B-cell NHL and Hodgkin’s disease.

RH1

RH1 is a novel small molecule chemotherapeutic agent that is bioactivated by the enzyme DT-diaphorase, or DTD, which is over-expressed in many tumors, including lung, colon, breast and liver tumors. The Company is currently evaluating RH1 in a Phase 1, open-label, multi-center dose escalation study in patients with advanced solid tumors or non-Hodgkin’s lymphoma, which was initiated in November 2007.

Conference Call

The Company will host a conference call to review its first quarter results on Wednesday, May 7, 2008, at 8:30 a.m. ET. The dial in number for U.S. residents to participate is 800-762-8779. International callers should dial 480-248-5081. Participants should reference the Allos Therapeutics conference call.

Webcast

The Company will hold a live webcast of the conference call. The webcast will be available from the homepage and the investors/media section of the Company’s web site at www.allos.com and will be archived for 30 days.

Conference Call Replay

An audio replay of the conference call will be available from approximately two hours after completion of the call through Friday, May 23, 2008. To access the replay, please dial 800-406-7325 (domestic) or 303-590-3030 (international).  The replay pass code is 3865346#.

About Allos Therapeutics, Inc.

Allos Therapeutics is a biopharmaceutical company focused on developing and commercializing small molecule therapeutics for the treatment of cancer. The Company’s lead product candidate, PDX (pralatrexate), is a novel antifolate currently under evaluation in a pivotal Phase 2 (PROPEL) trial in patients with relapsed or refractory peripheral T-cell lymphoma. The PROPEL trial is being conducted under an agreement reached with the U.S. Food and Drug Administration under its special protocol assessment, or SPA process. The Company is also investigating PDX in patients with non-small cell lung cancer and a range of lymphoma subtypes.  The Company’s other product candidate is RH1, a targeted chemotherapeutic agent currently being evaluated in a Phase 1 trial in patients with advanced solid tumors or non-Hodgkin’s Lymphoma (NHL).  Allos currently retains exclusive worldwide rights to PDX and RH1 for all indications. For additional information, please visit the Company’s website at www.allos.com.

Safe Harbor Statement

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements relating to the Company’s projected timeline for reporting top line results of the PROPEL trial, the Company’s intent to submit a New Drug Application for PDX for the treatment of patients with relapsed or refractory PTCL, the timing of any potential New Drug Application filing, the Company’s projected timelines and intent to initiate additional trials to evaluate PDX’s potential clinical utility in other hematologic malignancies and solid tumor indications, and other statements which are other than statements of historical facts. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” and other similar terminology or the negative of these terms, but their absence does not mean that a particular statement is not forward-looking. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, among others: that the Company may experience difficulties or delays in the initiation, progress or completion of its clinical trials, including the PROPEL trial, whether caused by competition, adverse events, investigative site initiation rates, patient enrollment rates, regulatory issues or other factors; that clinical trials may not demonstrate that PDX is both safe and effective for the treatment of patients with PTCL or any other type of cancer; that the safety and/or efficacy results of the PROPEL trial may not support an application for marketing approval in the United States or any other country; that an application for marketing approval may not be accepted for priority review or at all by the FDA or any other regulatory authority; and that the Company may lack the financial resources and access to capital to fund future clinical trials for PDX or any of its other product candidates.  Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, and in the Company’s other periodic reports and filings with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this press release, except as required by law.

# # #

(Tables follow)

ALLOS THERAPEUTICS, INC.
CONDENSED STATEMENTS OF OPERATIONS
(in thousands – except per share information)
(unaudited)

	Three Months Ended March 31,
	2008	2007

Operating expenses:
Research and development	$5,974	$3,289
Clinical manufacturing	1,587	1,147
Marketing, general and administrative	5,011	4,748
Total operating expenses	12,572	9,184
Loss from operations	(12,572)	(9,184)
Interest and other income, net	565	773
Net loss	(12,007)	(8,411)
Net loss per share: basic and diluted	$(0.18)	$(0.14)
Weighted average shares outstanding: basic and diluted	67,267	62,151

ALLOS THERAPEUTICS, INC.
CONDENSED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31,	December 31,
	2008	2007
ASSETS

Cash, cash equivalents and investments in marketable securities	$50,514	$57,756
Other assets	3,421	3,083
Property and equipment, net	605	621
Total assets	$54,540	$61,460
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$9,572	$8,881
Stockholders’ equity	44,968	52,579
Total liabilities and stockholders’ equity	$54,540	$61,460